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                                                                   EXHIBIT 10(f)
                                  LAW OFFICES
                        FREEDMAN, LEVY, KROLL & SIMONDS
                WASHINGTON SQUARE - 1050 CONNECTICUT AVE., N.W.
                          WASHINGTON, D.C. 20036-5366
                                 (202 457-5100
                                                            CABLE "ATTORNEYS"
                                                        TELECOPIER: 202-457-5151

                               February 27, 1997



                        OPINION AND CONSENT OF COUNSEL




Metropolitan Series Fund, Inc.
One Madison Avenue
New York, New York 10010


Executives:

        This opinion is given in connection with the filing with the Securities and Exchange Commission ("SEC") by Metropolitan Series Fund, Inc., a Maryland Corporation (the "Fund"), of Post-Effective Amendment No. 19 under the Securities Act of 1933 ("1933 Act") and Amendment No. 21 under the Investment Company Act of 1940 ("1940 Act") to the Fund's Registration Statement on Form N-1A (File Nos. 2-80751 and 811-3618, the "Registration Statement"), relating to an indefinite number of the Fund's two billion authorized shares of capital stock, par value $.01 per share, which includes, among others, 100 million authorized shares of each of the Loomis Sayles High Yield Bond Portfolio, Janus Mid Cap Portfolio, T. Rowe Price Small Cap Growth Portfolio, and Scudder Global Equity Portfolio (collectively, the "Portfolios"), respectively, each Portfolio being a separate series of the Fund's capital stock. The Fund's authorized shares of capital stock relating to these Portfolios are hereinafter referred to collectively as the "Shares."

        We have examined the following: the Fund's Articles of Incorporation, as amended, and Articles Supplementary, dated October 22, 1984, May 16, 1986, October 6, 1987, January 27, 1988, January 25, 1990, August 3, 1990, and December 17, 1996; the Fund's By-Laws, as amended January 27, 1988; the Fund's Board of Directors' resolutions, dated December 16, 1996, authorizing the creation of each Portfolio and the issuance of the shares of each Portfolio, and certain minutes of the Board of Directors related thereto; the Notification of Registration on Form N-8A filed with the SEC under the 1940 Act on December 6, 1982; the Registration Statement as originally filed with the SEC under the 1933 Act and the 1940 Act on the same date, and the amendments thereto filed with the SEC, including Post-Effective Amendment No.
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Freedman, Levy, Drill & Simonds

Metropolitan Series Fund, Inc.
February 26, 1997
Page 2


19 to the Registration Statement substantially in the form in which it is to be filed with the SEC; a current Certificate of Good Standing by the State of Maryland; pertinent provisions of the laws of Maryland; and such other records, certificates, documents and statutes that we have deemed relevant in order to render the opinion expressed herein.

        Based on the foregoing examination, we are of the opinion that:

        1. The Fund is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland; and

        2. The Shares to be offered for sale by the Fund, when issued in the manner contemplated by the Registration Statement, as amended, will be legally issued, fully-paid, and non-assessable.

        This letter expresses our opinion as to the Maryland General Corporation Law, addressing matters such as due formation and, in effect, the authorization and issuance of shares of capital stock, but does not extend to the securities or "Blue Sky" laws of Maryland or to federal securities or other laws.

        We consent to the use of this opinion as an Exhibit to the Registration Statement, as amended.


                                        Very truly yours,

                                        /s/ Freedman, Levy, Knoll & Simonds

                                        Freedman, Levy, Kroll & Simonds